                                                                EXHIBIT 10.15(6)

                      LINCOLN INVESTMENT MANAGEMENT, INC.

                        INVESTMENT MANAGEMENT AGREEMENT


     Client Name:  American States Insurance Company
                   American Economy Insurance Company
                   American States Preferred Insurance Company
                   -------------------------------------------
                            (the  "Account")


     Effective Date:      May 28, 1996
                   -------------------------------------------


     The undersigned (the "Client") hereby confirms that it has retained Lincoln Investment Management, Inc., an Illinois corporation ("LIM"), as investment adviser for the Account, consisting of those assets identified on Schedule A attached hereto as well as all other assets which become part of the Account as a result of transactions therein or additions thereto, and further that it has, if and to the extent provided herein, retained LIM to provide certain additional services with respect to the Account, and LIM agrees to serve on the following terms and conditions:

     1. Appointment and Acceptance of LIM. LIM is appointed as investment adviser for the Account and will provide certain administrative services with respect to the Account, all as set forth in Section 2 hereof. LIM accepts such appointment pursuant to the terms and conditions set forth in this Agreement.

     2. Powers, Rights and Duties of the Manager.

     (a) Investment advisory. LIM shall perform its responsibilities under this Agreement in accordance with the investment objectives and policies of the Account described in Section 3 hereof. Subject to such investment objectives and policies, LIM shall have authority in its sole discretion and without prior consultation with the Client and as attorney-in-fact with full power and authority on behalf of the Client:

            (i) to make all investment decisions for the Account, it being understood that LIM shall have complete discretion as to the nature, amount and timing of all transactions to be effected in the Account;

            (ii) to investigate, analyze, negotiate, purchase, enter into, monitor, manage, and sell or otherwise dispose of investments of all types referred to on Schedule B hereto and any additional types of investments as may be authorized in accordance with Section 3 hereof;

            (iii) to negotiate, draft, legally document, execute, acknowledge, deliver, and if applicable, file or record, or cause to be filed or recorded, in any appropriate public office, all types of contracts, documents, agreements and certificates relating to investments for the Account, including, without limitation, brokerage agreements, letters of commitment, guarantees, stock purchase or subscription agreements, note agreements, participation agreements, purchase and sale agreements, indemnity agreements, partnership agreements, limited partnership agreements, joint venture agreements, option or warrant agreements, swap agreements, mortgages, correspondent agreements, trust deeds, trusts, financing statements, assignments, security agreements, pledges, reorganization agreements, modification agreements, escrow agreements and instruments of every kind and nature whatsoever, and to modify, cancel or terminate such contracts, documents, agreements and certificates;

            (iv) after reasonable inquiry or investigation, to make such representations, warranties, covenants or certifications in the name of and on behalf of the Client as it believes to be true; to agree to any terms or conditions to control any investment or investment transaction; to direct the purchase, sale or exercise of any options, privileges or rights with respect to any investment; to initiate, defend or influence the direction of any claim or litigation arising from or with respect to any investment; to effect any purchase, sale, exchange, conversion, compromise, settlement or release with respect to any investment;

            (v) to issue directly to brokers, dealers or issuers orders for the purchase, sale, exchange or other acquisition or disposition of investments for the Account or any interests therein as it may deem appropriate;

            (vi) to take any action, or render advice respecting the voting of proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time; and

            (vii) in furtherance of the foregoing, to do anything which LIM shall deem requisite, appropriate or advisable in connection therewith.

     LIM, in its sole discretion and at its own expense, shall have authority to engage the services of a subadviser or subadvisers in connection with the management of the Account. LIM shall continue to be responsible for all investment advisory services furnished to the Account by such subadviser or subadvisers.

            (b) Additional Services. In connection with the management of the Account, LIM shall also provide the additional services listed on Schedule C hereto.

     3. Investment Objectives and Policies. The initial investment objectives and policies of the Account shall be as set forth in Schedule B hereto. The Client will notify LIM in writing of any modifications therein from time to time. LIM is not charged with notice of any modifications in the Client's investment objectives or policies until such modifications are received in writing by LIM. In addition, if LIM has obligated itself or the Client to the purchase or sale of an investment for the Client prior to the receipt of notice of such modification, LIM shall fulfill such purchase or sale obligation on behalf of the Client.

     4. Client's Responsibilities.

     Client acknowledges that it (i) is the owner of all of the assets of the Account; (ii) is responsible to assure that all investments made for the Account meet the requirements and limitations of any applicable jurisdiction, contract or instrument; and (iii) is responsible to assure that any limitations or restrictions arising from applicable law or regulations which in Client's judgment apply to Client's aggregate holdings of any particular investment or type of investment are not exceeded.

     The Client is required to notify LIM in writing of changes in the restrictions, limitations or requirements governing the assets of, and investments for, the Account and to modify the investment objectives and policies of the Account as set forth in Schedule B hereto. The Client will notify LIM in writing as to any investments for the Account that do not meet the requirements or limitations of any applicable jurisdiction, contract or instrument. LIM shall arrange to dispose of those assets as agreed upon with the Client, and such dispositions shall be made in the Client's Account and at the Client's expense and risk.

     The Client acknowledges that it shall be solely responsible for (and LIM shall have no responsibility for): (i) maintenance of proper accounting records for the Account; or (ii) with the exception of the SVO filings to be made by LIM pursuant to Schedule C hereto, all filings required to be made respecting the Account or assets of the Account with federal or state regulatory authorities (including, without limitation, verifying and ensuring the accuracy of all data contained within such filings). Without diminishing or modifying LIM's obligations under Section 10 hereof, the Client acknowledges that it has responsibility for the valuation of the assets of the Account for purposes of the Client's own financial and performance reporting, whether required by law or regulation or otherwise.

     5. Documentation to be Furnished by Client. The Client agrees to furnish LIM with such authorizations and documentation as LIM may from time to time require to enable it to carry out its obligations under this Agreement, including powers of attorney. Without limiting the foregoing, the Client will direct the Custodian (as defined below) to provide LIM with cash information as it relates to the Account assets.

     6. Custodian. The Client shall be responsible for the appointment and payment of a custodian (the "Custodian"), acceptable to LIM, who will take custody of the Account assets and be responsible for the collection of interest, dividends, distributions and other income (whether in cash or securities) attributable to the assets in the Account. Although LIM may place orders directly with brokers for execution of transactions authorized by this Agreement with respect to the Account, all such transactions shall be carried out through the Custodian. The Client will direct Custodian to accept settlement instructions issued by LIM for the Account, and LIM shall not be liable to the Client for (i) any failure of the Custodian to perform its responsibilities to the Account, including, without limitation, any losses that arise from the failure of the Custodian to notify LIM of any notices affecting called securities, deadline expirations, dates and capital reorganization events affecting the securities in the Account or (ii) any liability or loss with respect to the transmittal or safekeeping of cash, securities or other assets.

     7. Account Modifications. The Client may make additions to the Account with reasonable advance notice to LIM. The Client may make withdrawals from the Account subject to industry trade settlement time requirements and any other market restrictions; provided, however, that LIM may establish additional restrictions for the withdrawal of certain assets due to the less liquid nature of such assets.

     8. Brokerage.

        (a) LIM is hereby authorized on behalf of the Client to place orders for the Account with brokers and dealers selected exclusively by LIM. LIM will not be responsible for any act or omission by brokers or dealers selected by LIM.

        (b) In selecting brokers and dealers to execute transactions and in negotiating commission rates with respect thereto, LIM shall take into account the financial stability and reputation of brokerage firms and the brokerage and research services provided by such brokers. The Client may be deemed to be paying for services (sometimes referred to as "soft dollar" payments) provided by the broker which are included in the commission rate (as permitted by Section 28(e) of the Securities Exchange Act of 1934), provided that such commission rate is reasonable in relation to the value of the brokerage and research services provided when viewed in terms of either that particular transaction or LIM's overall responsibilities with respect to the accounts as to which it exercises investment discretion. The investment advisory fees described in Section 11 below are based upon the foregoing.

        (c) LIM may combine orders for the Account with those on behalf of other clients. The purchase price paid or the proceeds received in any combined order will be allocated equitably among those accounts with assets included in such combined order.

        (d) As evidence of LIM's authority to act as investment adviser for the Account, Client shall, on or before the execution date of this Agreement, execute a letter in form substantially similar to Exhibit 1 hereto and Client authorizes LIM to provide copies of such letter to any broker or dealer it may select pursuant to subparagraph (a) of this Section 8.

     9. Account Information. LIM shall deliver or cause to be delivered in written form at the times set forth in Schedule D the Account information and reports set forth in Schedule D.

     10. Valuation. In determining the value of the Account or any of its assets, any security listed on one or more national securities exchanges shall be valued at the last quoted sale price on the valuation date on the principal exchange or market on which the security is traded. Any other security or asset shall be valued as determined in good faith by LIM to reflect its fair value.

     11. Compensation.

         (a) The compensation of LIM for its investment advisory services shall be calculated and paid in accordance with the attached Schedule E on the basis of asset values determined as provided in this Agreement.

         (b) The Client shall pay all expenses related to the Account and investments of the Account including, without limitation, custodian fees, brokerage commissions and such other expenses as may be related to the execution of orders to purchase or sell assets of the Account.

     12. Service to Other Clients. It is understood that LIM also provides investment management services to other clients, and may give advice and take action with respect to the assets of such clients which may differ from the advice given, or the timing or nature of action taken, with respect to the Account. Nothing herein shall restrict LIM, its principals, affiliates or employees from purchasing or selling any investment for its or their own accounts. Furthermore, LIM shall have no obligation to purchase or sell for the Account, or to recommend for purchase or sale for the Account, any investment which LIM, its principals, affiliates or employees may purchase or sell for themselves or for any other client.

     13. Representations by the Client. The Client represents and warrants that (i) the retention of LIM pursuant to this Agreement is authorized by any governing documents relating to Client and the Account; (ii) this Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon the Client in accordance with its terms; (iii) neither the execution and delivery of the Agreement by Client nor the performance of its obligations hereunder conflict with or violate any provision of law, rule or regulation, or any instrument to which it is a party or to which any of its property is subject; (iv) the Client has obtained all consents, approvals and waivers of regulatory authorities which may be required in order for Client to execute this Agreement and perform its responsibilities hereunder; and (v) the Client will deliver to LIM such evidence of its authority as LIM may reasonably require, whether by way of a certified corporate resolution or otherwise.

     14. Representations by LIM. LIM represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     15. Utilization of Attorneys; Scope of Engagement. Client acknowledges that from time to time during the term of this Agreement, LIM shall obtain advice from or otherwise be represented by attorneys, including attorneys who may be employees of LIM and/or its affiliates ("LIM Counsel"), with respect to matters arising under or in connection with this Agreement, including, without limitation, the matters described in Section 2 hereof. Client further acknowledges and agrees that: (i) LIM Counsel (whether or not they are employees of LIM and/or its affiliates) shall at all times only represent LIM and/or its affiliates; (ii) that LIM shall have no obligation to engage attorneys to represent Client; and (iii) that Client will retain or engage counsel to represent it as and when it deems such engagement to be appropriate. Client acknowledges and agrees that it shall not: (i) be owed any professional duty or obligation by LIM Counsel; (ii) be deemed to receive any advice or other legal representation from LIM Counsel; or (iii) be entitled to rely upon, or actually rely upon, any statements of LIM Counsel.

     16. Tax Advice; Scope of Engagement. LIM will not render tax advice in connection with the performance of its services hereunder. Client acknowledges that (i) it will not rely on LIM for tax advice, and (ii) it will seek tax advice, as it deems appropriate, from other qualified experts.

     17. Liability. Unless otherwise provided by law, the Client agrees that neither LIM nor any LIM director, officer, employee or LIM Counsel shall be liable for any loss due to an error in judgment or for any act or omission to act by LIM, LIM Counsel, or any broker, dealer or Custodian, except for losses resulting from LIM's or such director's, officer's, employee's or LIM Counsel's gross negligence or willful misconduct. The Client shall indemnify and hold harmless LIM, its directors, officers, employees and LIM Counsel against any loss, expense or claim arising in connection with the Account or this Agreement from any act other than their gross negligence or willful misconduct, except where such indemnification is prohibited by law.

     18. Term. This Agreement shall remain in effect for three years from the Effective Date (the "Initial Term"). Following the Initial Term, this Agreement will be automatically renewed for additional one year terms, unless sooner terminated as herein provided.

     19. Dispute Resolution. In the event of a dispute arising out of or relating to this Agreement, or the breach thereof, the parties shall attempt in good faith to resolve the dispute in the manner set forth in Schedule F.

     Nothing in this Section 19 or in Schedule F shall be construed to constitute a waiver of any right provided by the Investment Advisers Act of 1940.

     20. Termination and Assignment.

     (a) This Agreement may be terminated by the Client during the Initial Term if LIM or any of its directors, officers or employees or LIM Counsel engage in any act or omission which constitutes gross negligence or willful misconduct, upon written notice to LIM. This Agreement may be terminated by either party following the Initial Term at any time upon sixty (60) days' prior written notice to the other party. Upon any termination of the Agreement by either party, (i) any transaction for the Account initiated prior to the receipt of written notice of termination shall be consummated, and (ii) LIM shall not initiate any transactions for the

Account subsequent to the receipt of written notice of termination except at Client's written request.

     (b) No assignment (as defined in the Investment Advisers Act of 1940) of this Agreement by LIM shall be effective without the written consent of the Client.

     (c) The provisions of Section 17 of this Agreement shall survive notwithstanding any termination of this Agreement.

     21. Notices. Unless otherwise specified herein, all notices, reports or other communications provided for herein shall be in writing and delivered by first-class mail, registered or certified mail, overnight courier service or facsimile to LIM or to the Client at the addresses appearing below. All facsimiles which are sent must be telephonically confirmed. The effective date of any such notice shall be the date such notice is received. Each party to this Agreement may by written notice to the other party designate a different address.

     22. Confidentiality. LIM and the Client acknowledge and agree that all information furnished by LIM to the Client in connection with the Account under this Agreement shall be treated as confidential and shall not be disclosed to third parties without the prior written consent of LIM, except as required by applicable law or as required to perform this Agreement.

     If the Client participates in a transaction and as a result of such participation LIM receives confidential information about parties related to the transaction, LIM shall retain such confidential information at its site. If the Client is required by regulatory authorities or otherwise by law to provide such confidential information, LIM, at the written direction of the Client, shall provide the confidential information directly to the requesting entity on the Client's behalf.

     23. Inspection and Audit of Records. Upon reasonable notice by the Client, LIM shall make its records relating to the Account available for inspection and audit by the Client or its representatives and by any state insurance regulators at all reasonable times during normal business hours.

     24. Disclosure Statement. The Client acknowledges receipt of Part II of LIM's Form ADV filed with the Securities and Exchange Commission at least forty-eight (48) hours prior to entering into this Agreement.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to the principles of conflicts of law contained therein.

     26. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may be amended only by written document signed by the parties.

     27. Modification in Conformity with Law. If any provision hereof is, or at any time should become, inconsistent with any present or future law, rule or regulation of any exchange or any governmental or regulatory body with jurisdiction, said provision shall be deemed modified to conform to such law, rule or regulation, but in all other respects this Agreement shall continue and remain in full force and effect.

                                       American States Insurance Company
                                       -------------------------------------
                                                Client's Name


Date:                                  By:
     ----------------------               ----------------------------------
                                          Name:
                                          Title:

                                       Mailing Address:
- ---------------------------
Telephone No.


- ---------------------------
Fax No.


- ---------------------------
Taxpayer I.D. No.


                                       American Economy Insurance Company
                                       -------------------------------------
                                                Client's Name


Date:                                  By:
     ----------------------               ----------------------------------
                                          Name:
                                          Title:

                                       Mailing Address:
- ---------------------------
Telephone No.


- ---------------------------
Fax No.


- ---------------------------
Taxpayer I.D. No.

                                     American States Preferred Insurance Company
                                     -------------------------------------------
                                                  Client's Name

Date:                                  By:
     ----------------------               --------------------------------------
                                          Name:
                                          Title:

                                       Mailing Address:
- ---------------------------
Telephone No.


- ---------------------------
Fax No.


- ---------------------------
Taxpayer I.D. No.

Accepted and Agreed to:

LINCOLN INVESTMENT
MANAGEMENT, INC.


By:                                       Date:
   ------------------------                    ---------------------------------
   Name:
   Title:


By:                                       Date:
   ------------------------                    ---------------------------------
   Name:
   Title:


200 East Berry Street
Fort Wayne, IN  46802
Attn: Marketing and Client Services

                                 Schedule A

                         Listing of Client's Assets

                               To be provided.

                                 Schedule B


                         STATEMENT OF INVESTMENT POLICY
                       AMERICAN STATES INSURANCE COMPANY
                       AMERICAN ECONOMY INSURANCE COMPANY
                  AMERICAN STATES PREFERRED INSURANCE COMPANY


Investment Objective:

The primary objective is to maximize total return through a combination of relatively high current income and capital appreciation.

Product Description:

Broad range of commercial and personal lines property casualty policies. Estimated product duration is short. However, lack of cash disintermediation risk, strong cash flows and growth pattern, competitive influences, etc., require a portfolio duration policy that is not strictly limited to asset/liability matching considerations.

The principal portfolio management considerations after the primary Investment Objective are: maintenance of A+ rating from A.M. Best & Co.; competitive investment income levels; minimizing taxability of investment income; holding above average levels of quality and liquidity; asset diversification by investment class; protection against inflation.

Performance Measurement:

Portfolio performance is judged against a blend of benchmarks that reflects asset composition.

Asset Categories:

                                                Maximum % of Assets


Uncommitted Cash in Money Market Instruments:           20%

Public Bonds                                           100%

Less Liquid Investments:
  Private Placements                                    15%
  Mortgages                                             15%
     TOTAL LESS LIQUID INVESTMENTS                      15%

Equity-Related Securities:                                 (&/or) Max. % Surplus
  Convertible Bonds & Bonds w/warrants                  10%
  Convertible Preferreds                                 5%
  Common Stocks                                         15%
  Common Stocks and Perpetual Preferreds                25%         50%
     TOTAL EQUITY-RELATED SECURITIES                    25%

Real Estate                                              0%

                             AMERICAN STATES INDIANA PROPERTY CASUALTY COMPANIES


Tax-Advantaged Securities:
  Preferred Stocks                                        10%
  Tax Exempts                                             85%
  ESOPs                                                    5%
  TOTAL TAX-ADVANTAGED SECURITIES                         85%


Derivative Securities:

New programs not permitted.


Unhedged Non-Dollar Investments                            3%


Quality Restrictions:

Minimum % Assets in Government Securities                  3%
Maximum % Assets Baa                                      20%
Maximum % Assets Below Investment Grade                    5%
Required Average Portfolio Quality:  A or better


Diversification - Maximum % of Assets:



 20  % per Industry (except utilities) 5    % Canadian Governments
- -----                                  -----
 1   % per Non-Government Issuer       5    % Other Foreign (dollar-denominated)
- -----  (except for Clinton Holdings)   -----
                                       5    % Supranationals
 20  % MBS/ABS/CMBS                    -----
- -----




Maturity or Duration Profile:

Target Duration Range:    4.0-6.5    years
                       -------------


Maturity Distribution:                  Min. % of Assets   Max. % of Assets
                                         ----------------  ----------------
Money Market & Bonds <1 yr.                     5%               50%
Intermediates                                   5%               95%
Long (>10 years)                                0%               90%



Date Prepared: February 22, 1996

                             INVESTMENT GUIDELINES
                                       OF
                       AMERICAN STATES INSURANCE COMPANY
                       AMERICAN ECONOMY INSURANCE COMPANY
                  AMERICAN STATES PREFERRED INSURANCE COMPANY


     The following guidelines (the "Guidelines") are to be read in conjunction with the "Statement of Investment Policy" (individually, the "Policies") adopted by each of the captioned insurance companies (the "Insurers") and are intended to assure compliance with the investment limitations set forth in the Indiana Insurance Code. Lincoln Investment Management, Inc. ("LIM"), which has been appointed investment manager for each of the Insurers, may not invest the assets of any Insurer in any investment unless that investment is permitted under both the Policies and the Guidelines applicable to that insurer.


     1. In cash or cash equivalents. However, not more than ten percent (10%) of any Indiana Insurer's admitted assets may be invested in any single money market mutual fund.

     2. In obligations issued, guaranteed, or insured as to principal and interest by an instrumentality or subdivision of a state, territory, or possession of the United States, the District of Columbia, Canada, or any province of Canada, providing such obligations are authorized by law and are either:

   (A) direct and general obligations of the issuing, guaranteeing or insuring governmental unit;

   (B) payable from designated revenues pledged to the payment of the principal and interest of the obligations; or

   (C) improvement bonds or other obligations constituting a first lien, except for tax liens, against all of the real estate within the improvement district or on that part of such real estate not discharged from such lien through payment of the assessment. The area to which the improvement bonds or other obligations under this clause relate must be situated within the limits of a town or city and at least fifty percent (50%) of the properties within that area must be improved with business buildings or residences.

   3. In obligations secured by mortgages or deeds of trust or unencumbered real estate or perpetual leases thereon, in any state in the United States, the District of Columbia, Canada, or any province of Canada, not exceeding eighty percent (80%) of the fair value of the security determined in a manner satisfactory to the Indiana Department of Insurance.

   4.   In any mutual fund that:

   (A) has been registered with the Securities and Exchange Commission for a period of at lease five (5) years immediately preceding the date of purchase;

   (B)  has net assets of at least twenty-five million dollars
        ($25,000,000) on the date of purchase; and

   (C) invests substantially all of its assets in investments permitted under this subsection;

provided however, that the amount invested in any single such mutual fund shall not exceed ten percent (10%) of admitted assets of any Indiana Insurer.

     5. In obligations payable in United States dollars and issued, guaranteed, assumed, insured, or accepted by a foreign government or by a solvent business entity existing under the laws of a foreign government, if the obligations of the foreign government or business entity meet at least one (1) of the following criteria:

   (A) The obligations carry a rating of at least A3 conferred by Moody's Investor Services, Inc.

   (B) The obligations carry a rating of at least A- conferred by Standard and Poor's Corporation.

   (C) The earnings available for fixed charges of the business entity for a period of five (5) fiscal years preceding the date of purchase have averaged at least three (3) times the average fixed charges of the business entity applicable to the period, and if during either of the last two (2) years of the period, the earnings available for fixed charges were at least three (3) times the fixed charges of the business entity for the year.

     Foreign investments authorized by this subdivision shall not exceed twenty percent (20%) of the admitted assets of any Indiana Insurer. Canada is not a foreign government for purposes of this subdivision.

     6. In the obligations of any solvent business entity existing under the laws of the United States, any state of the United States, the District of Columbia, Canada, or any province of Canada, provided that interest on the obligations is not in default.

     7. In the preferred or guaranteed shares of any solvent business entity, so long as the business entity is not and has not been for the preceding five
(5) years in default in the payment of interest due and payable on its outstanding debt or in arrears in the payment of dividends on any issue of its outstanding preferred or guaranteed stock.

     8. In the shares, other than those specified in subdivision (7), of any solvent business entity existing under the laws of any state of the United States, the District of Columbia, Canada, or any province of Canada.

     9. In loans upon the pledge of any mortgage, stocks, bonds, or other evidences of indebtedness, if the current value of the mortgage, stock, bond, or other evidences of indebtedness is at least twenty-five (25%) more than the amount loaned on it.

     10. In securities lending, repurchase and reverse repurchase transactions with business entities, subject to the following requirements:

      (A) The board of directors of the Indiana Insurer for the account of which such investment is made shall have adopted a written plan that specifies guidelines and objectives to be followed.

      (B) The Indiana Insurer for the account of which such investment is made shall enter into a written agreement for all transactions authorized in this subdivision. The written agreement shall required the termination of each transaction not more than one (1) year from its inception or upon the earlier demand of the company.

      (C) For as long as the transaction remains outstanding, the Indiana Insurer for the account of which the investment is made, or its agent or custodian, shall maintain, as to acceptable collateral received in a transaction under this section, either physically or through book entry systems of the Federal Reserve, Depository Trust Company, Participants Trust Company, or other securities depositories approved by the Indiana Commissioner of Insurance:

            (i)   possession of the acceptable collateral;
            (ii) a perfected security interest in the acceptable collateral; or
            (iii) in the case of a jurisdiction outside the United
                  States, title to, or rights of a secured creditor to, the acceptable collateral.

    (D) For the purposes of calculations made to determine compliance with this subsection, no effect may be given to the company's future obligation to resell securities in the case of a repurchase transaction, or to repurchase securities in the case of a reverse repurchase transaction.

    (E) In a securities lending transaction, the company shall receive and maintain acceptable collateral having a market value as of the transaction date at least equal to one hundred two percent (102%) of the market value of the securities loaned by the company in the transaction as of that date.

    (F) In a reverse repurchase transaction, the company shall received acceptable collaterial having a market value as of the transaction date at least equal to ninety-five percent (95%) of the market value of the securities transferred by the company in the transaction as of that date.

    (G) In a repurchase transaction, the company shall receive as acceptable collateral transferred securities having a market value equal to at least one hundred two percent (102%) of the purchase price paid by the company for the securities.

     11. In mortgage backed securities, included collateralized mortgage obligation, mortgage pass through securities, mortgage backed bonds, and real estate mortgage investment conduits, adequately secured by a pool of mortgages, which mortgages are fully guaranteed or insured by the government of the United States or any agency of the United States, including the Federal National Mortgage Association of the Federal Home Loan Mortgage Corporation.

     12. In mortgage backed securities, including collateralized mortgage obligations, and investment conduits, adequately secured by a pool of mortgages, if the obligations carry a rating of at least:

      (A)  A3 conferred by Moody's Investor Services, Inc.; or

      (B) A- conferred by Standard and Poor's Corporation. Not more than five percent (5%) of admitted assets may be invested in any one
           (1) obligation or pool of obligations described in this subdivision. The aggregate amount of all investments under this subdivision shall not exceed ten percent (10%) of admitted assets.

     13. In any other investment. The total of all investments under this subdivision for any Indiana Insurer, except for investments in subsidiary companies, may not exceed an aggregate amount of ten percent (10%) of the Indiana Insurer's admitted assets.

                                 Schedule C

                         List of Additional Services


Accounting services to include the following:


- -    Process cash and trade activity within Prism

- -    Monthly projections of prepayment speeds on MBS/ABS (within 10 days of month end)

- -    Quarterly GAAP reserve recommendation for permanent declines in market value on fixed income securities and equity securities

- -    Complete and file applications for registration of securities with
     Securities Valuation Office of the NAIC ("SVO") (as required by SVO filing deadlines)

- -    Quarterly Schedule D, Part 3, Part 4 and Part 1B information*

- -    Monthly Interest Maintenance Reserve (IMR) amortization report*

- -    Quarterly Asset Valuation Reserve (AVR) report*

- -    Monthly Schedule Ds, all parts*









* The data contained in these reports is not reviewed by LIM, and the Client is responsible for the accuracy of the final reports.

                                 Schedule D

                             Account Information


Monthly:
     within 10 business days:
       asset inventory listing

     within 20 business days:
       portfolio performance report

Quarterly:
     within 25 business days:
         management reports
         summary of derivatives activity
         performance summaries

                                 Schedule E

                    Fees for Investment Advisory Services


     Based upon the objectives and policies of the Account as set forth in Schedule B and the additional services set forth in Schedule C, the annualized fee shall be thirteen (13) basis points.* Fees are calculated each quarter by applying the above rate to the aggregate value of assets held in the Account as of the last business day of each calendar quarter. The value of assets in the Account is to be determined in accordance with Section 10 of the Agreement. LIM's minimum total quarterly fee is $12,500. The Client will be charged additional amounts for the management of its equity securities based upon the fees charged LIM by the applicable subadvisers.

     LIM will bill the Client for its quarterly fee and the fees of any subadvisers, and such fees will be due immediately upon receipt of each invoice. Notwithstanding the foregoing, for any calendar quarter during which this Agreement is not in effect for the full calendar quarter, the fees for investment advisory services shall be prorated for the period during which the Agreement is in effect.

     For each portfolio created subsequent to the Effective Date, there is a one time initialization fee of $10,000 per portfolio.

     If at any time while this Agreement shall be in effect the Client desires services or account information from the Manager other than those specifically delineated in this Agreement and all Schedules hereto, and the Manager agrees to provide such services or account information, a fee for such services or account information shall be determined through good faith negotiations. In addition, LIM reserves the right to increase its fees if the Client modifies the objectives and policies of the Account as set forth in Schedule B or requests additional services to be set forth in Schedule C. LIM also reserves the right to charge the Client such additional amounts as determined from time to time by LIM if any of the following occur: (i) LIM is required to spend additional time to process the Client's transactions due to the Client's choice of Custodian; or (ii) if the Client desires to have on-line access to LIM's computer systems and executes a separate agreement with LIM relating to such access. Any increase in fees or additional amounts described in this paragraph shall be effective upon written notice to the Client by LIM.




- ----------------
* After the Initial Term, fees may be amended by LIM upon 90 days' prior written notice to the Client.

                                 Schedule F

                         Alternative Dispute Resolution

     NEGOTIATION BETWEEN EXECUTIVES. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claims as provided hereinafter.

     If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     MEDIATION. If the dispute has not been resolved by negotiation as provided herein, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedures for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panel of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

     ARBITRATION UNDER THE CPR RULES. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by Mediation as provided above within 60 days of the initiation of such procedure (unless the parties mutually agree to extend such timeframe), shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided, however, that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before expiration of the above period. Any arbitrator not appointed by a party shall be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any arbitration damages in excess of compensatory damages.

                                  Exhibit 1

                 ATTACHMENT TO INVESTMENT MANAGEMENT AGREEMENT

Lincoln Investment Management, Inc.
200 E. Berry Street
Fort Wayne, Indiana 46802

     Re:
        ---------------------------
            (Name of Account)

Ladies and Gentlemen:

     This letter confirms the appointment of Lincoln Investment Management, Inc. ("Manager") as investment adviser with authority as attorney-in-fact on behalf of the Account
(a) to purchase any and all securities and other property and investments for the Account at any time or from time to time; (b) to sell any and all securities and other property and investments held in the Account at any time or from time to time; (c) to place orders for the execution of such transactions with or through such brokers and dealers as the Manager may select; and (d) to execute any and all documents which may be deemed necessary or desirable to effectuate such transactions.

     It is further understood that the Manager may deliver to any broker or dealer executing transactions on behalf of the Account a copy of this document as evidence of the authority of the Manager to act for and on behalf of the Account. In the event this authority is terminated, any party to whom a copy of this document has been delivered as evidence of the Manager's authority will be held harmless from any loss or liability incurred as a result of any action taken in reliance thereon after such termination but before notice of such termination has been received by such party.

                                     Very truly yours,


Date:
     ----------------------          -----------------------------
                                               (Client)


                                     By:
                                        --------------------------

                                     Its:
                                         -------------------------